UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

Bats Global Markets, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37732	46-3583191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8050 Marshall Drive, Suite 120 Lenexa, Kansas 66214
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 815-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Company is filing this Current Report on Form 8-K to present the recasted presentation of its audited consolidated financial statements for the fiscal year ended December 31, 2015 (the “recasted audited consolidated financial statements”), which were previously included in the Company’s final prospectus filed with the SEC pursuant to Rule 424(b) on April 15, 2016. As previously disclosed, on September 25, 2016 Bats Global Markets, Inc. (the “Company”) entered into an Agreement and Plan of Merger with CBOE Holdings, Inc. (“CBOE Holdings”) pursuant to which CBOE Holdings has agreed to acquire the Company in a cash and stock transaction (the “Merger”). The closing of the Merger is subject to certain conditions, and there can be no assurance that the conditions to the Merger will be satisfied in a timely manner or at all. On November 7, 2016, CBOE Holdings filed a registration statement on Form S-4 to register shares of its common stock to be issued in connection with the Merger, and the Company’s recasted audited consolidated financial statements were included therein.

The recasted audited consolidated financial statements present the retrospective effects of the following: (i) the Company’s adoption of new accounting pronouncements described below in the first quarter of 2016; (ii) a stock split effected on April 20, 2016 in connection with the Company’s initial public offering, at a ratio of 1-for-2.91 of each share of the Company’s outstanding voting and non-voting common stock; and (iii) a change to the Company’s methodology for characterizing transactions with related parties.

In the first quarter of 2016, the Company adopted Accounting Standards Update No. 2015-03, “Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” and Accounting Standards Update No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” and applied the changes retrospectively to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015. The adoption of these new accounting pronouncements did not have a material effect on the Company’s audited consolidated financial condition for any of the periods presented.

The recasted audited consolidated financial statements contained in Exhibit 99.1 hereto do not represent a restatement of the Company’s previously issued audited consolidated financial statements.

Except as specifically noted herein and in the attached exhibits, this Current Report on Form 8-K does not reflect events or developments that occurred after April 15, 2016, the date on which the Company filed its final prospectus with the SEC, and does not modify or update the disclosures in any way other than as described above and set forth in the exhibits hereto. Without limiting the foregoing, this filing does not purport to update or amend the information contained in the Company’s final prospectus filed with the SEC on April 15, 2016 for any information, uncertainties, transactions, risks, events or trends occurring or known to management. More current information is contained in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016 and other filings with the SEC. The recasted audited consolidated financial statements of the Company are filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits:

Exhibit Number	Description of Exhibit

99.1

Audited Consolidated Statements of Financial Condition of Bats Global Markets, Inc. and its Subsidiaries as of December 31, 2015 and 2014, and the related Consolidated Statements of Income, Comprehensive Income, Changes in Stockholders’ Equity, and Cash Flows for each of the years in the three-year period ended December 31, 2015, the related notes thereto and the report of independent registered public accounting firm thereon.

101	Interactive data files pursuant to Rule 405 of Regulation S-T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATS GLOBAL MARKETS, INC.

	By:	/s/ Brian N. Schell
Brian N. Schell
Executive Vice President and Chief Financial Officer
Date: November 7, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1

Audited Consolidated Statements of Financial Condition of Bats Global Markets, Inc. and its Subsidiaries as of December 31, 2015 and 2014, and the related Consolidated Statements of Income, Comprehensive Income, Changes in Stockholders’ Equity, and Cash Flows for each of the years in the three-year period ended December 31, 2015, the related notes thereto and the report of independent registered public accounting firm thereon.

101	Interactive data files pursuant to Rule 405 of Regulation S-T.